Exhibit 10.24

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EXCLUSIVE LICENSE AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

FIVE PRIME THERAPEUTICS, INC.

for

RECEPTORS FOR FIBROBLAST GROWTH FACTORS

UC Case No. ***

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18.	LIMITED WARRANTY	30

19.	LIMITATIONS OF LIABILITY	31

20.	PATENT PROSECUTION AND MAINTENANCE	32

21.	PATENT MARKING	35

22.	PATENT INFRINGEMENT	35

23.	INDEMNIFICATION	38

24.	NOTICES	41

25.	ASSIGNABILITY	42

26.	WAIVER	43

27.	FORCE MAJEURE	43

28.	GOVERNING LAWS; VENUE; ATTORNEYS’ FEES	43

29.	GOVERNMENT APPROVAL OR REGISTRATION	44

30.	COMPLIANCE WITH LAWS	44

31.	CONFIDENTIALITY	45

32.	MISCELLANEOUS	47

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CONFIDENTIAL

UC Case No. ***

EXCLUSIVE LICENSE AGREEMENT

for

RECEPTORS FOR FIBROBLAST GROWTH FACTORS

This exclusive license agreement (“Agreement”) is made effective this Seventh day of September 2006 (“Effective Date”), by and between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 and acting through its Office of Technology Management, University of California San Francisco, 185 Berry Street, Suite 4603, San Francisco, California 94107 (“The Regents”) and Five Prime Therapeutics Inc., a Delaware corporation, having a principal place of business at 1650 Owens Street, Suite 200, San Francisco, CA 94158 (“FivePrime”).

BACKGROUND

A.        Certain inventions, generally characterized as Fibroblast Growth Factor Receptors (FGFRs; collectively the “Invention”), were made in the course of research at the University of California, San Francisco, by Drs. Lewis T. Williams, Daniel E. Johnson, and Pauline E. Lee and are claimed in the Patent Rights as defined below.

B.        Drs. Williams, Johnson, and Lee were employees of the Howard Hughes Medical Institute (“HHMI”) and members of the faculty of The University of California, San Francisco, at the time the Invention was conceived and developed.

C.        The development of the Invention was sponsored in part by the Department of Health and Human Services and, as a consequence, this license is subject to overriding obligations to the United States Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations including a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Invention for or on behalf of the United States Government throughout the world.

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D.        HHMI assigned its rights in the Invention to The Regents under the terms of the interinstitutional agreement with HHMI having UC Control No. *** (“HHMI Interinstitutional Agreement”), and accordingly, The Regents has the authority to license the entire interest in the Invention and any patent rights claiming it. Under the terms of the HHMI Interinstitutional Agreement, HHMI has reserved nonexclusive, paid-up, royalty-free, irrevocable licenses, with no right to sublicense others, to make and use the invention for research purposes.

E.        FivePrime and The Regents executed a Letter of Intent (UC Control No. ***) with an effective date of March 7, 2006, under which the parties agreed, among other things, to negotiate an agreement under which The Regents would license to FivePrime certain of The Regents’ rights for the commercial development of the Invention.

F.        FivePrime now wishes to license such rights from The Regents, in accordance with the terms and conditions set forth herein and The Regents is willing to grant those rights so that the Invention may be developed and the benefits enjoyed by the general public.

G.        The scope of such rights granted by The Regents is intended to extend to the scope of the patents and patent applications in Patent Rights, but only to the extent that The Regents has proprietary rights in and to such Patent Rights.

H.        FivePrime is a “small business firm” as defined in 15 U.S.C. §632.

I.          Both parties recognize and agree that royalties are due under this Agreement with respect to products and methods and that such royalties will be paid with respect to both pending patent applications and issued patents, in accordance with the terms and conditions set forth herein.

J.          Both parties recognize and agree that royalties due under this Agreement will be based on Licensee’s, Sublicensee’s, or a Further Sublicensee’s (as defined below) last act of infringement of Patent Rights within the control of Licensee, Sublicensee or a Further

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Sublicensee, regardless of whether Licensee, Sublicensee or a Further Sublicensee had control over prior infringing acts; the parties intend that royalties due under this Agreement will be calculated based on the Net Sales of the product resulting from the last act of infringement by Licensee and its Sublicensees or Further Sublicensees.

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The parties agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1.	“Affiliate,” with respect to FivePrime or any Sublicensee, means any entity which, directly or indirectly, Controls FivePrime or such Sublicensee, is Controlled by FivePrime or is under common Control with FivePrime. “Control” means (a) having the actual, present capacity to elect a majority of the directors of such affiliate; (ii) having the power to direct at least fifty percent (50%) of the voting rights entitled to elect directors; or (b) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2.	“Affiliation Agreement” means an agreement entered into by FivePrime with any of its Affiliates governing such Affiliates’ license under the Patent Rights, as further described in Article3.

1.3.	“Attributed Income” means the total gross proceeds received by Licensee in consideration of the grant of a Sublicense or Further Sublicense, excluding the consideration described in Paragraph 1.3.1, and less the expenses described in Paragraph 1.3.2.

1.3.1 Exclusions:

(a)        ***

(b)        ***

(c)        ***

1.3.2. Past research and development expenses specifically related to Sublicensed Product(s), including:

(a)        ***

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(b)        ***

(c)        ***

(d)        ***

(e)        ***

1.4.	“Combination Product” means a product that is combined with (i.e., contains, includes or incorporates) at least one Licensed Product and at least one product not covered by the Licensed Patents (a “Combination Product Component”), where (a) if such Combination Product Component were removed from such combined product, the manufacture, use, Sale or import of the remainder of the combined product in or into a particular country would infringe, but for a license, the Patent Rights in such country, (b) such Combination Product Component ***, and (c) the market price of such combined product is or would be higher than the market price for such Licensed Product due to its inclusion of the Combination Product Component. By way of illustration and not limitation, an example of a Combination Product would be an antibody to a fibroblast growth factor receptor, which is covered by the Patent Rights, sold with an antibody to a vascular endothelial cell growth factor, which is not covered by the Patent Rights.

1.5.	“Commercially Reasonable Efforts” means those efforts and resources that would be used by Licensee with regard to the diligent development, manufacture and commercialization of pharmaceutical products of similar market and profit potential, at a similar stage in development or product life (including without limitation the promptness with which such efforts and resources would be applied) as the applicable Licensed Product.

1.6.	“FDA” means the United States Food and Drug Administration and its foreign equivalents.

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1.7.	“Field of Use” means all human therapeutic, diagnostic and prognostic uses, excluding the provision of Licensed Services. For purposes of this Paragraph 1.7, “Licensed Services” means any “fee for services” provided by Licensee to independent third parties (e.g., parties other than its Affiliates, Joint Ventures, Sublicensees, or collaborators who are working with or assisting FivePrime with the development, manufacture, Sale, marketing or importation of Licensed Products) (a) which services involve the use but not the Sale) of a Licensed Product, or the use of a Licensed Method (other than with respect to the manufacture, use, Sale or importation, of a Licensed Product), and (b) for which services (or results of such services) consideration is paid. By way of example, use of a Licensed Product to screen a small-molecule library provided by an independent third party, in exchange for payment by such third party, would constitute the provision of Licensed Services.

1.8.	“Further Sublicense” means a sublicense granted by a Sublicensee to a third party, of any or all of the rights granted hereunder to such Sublicensee. For the avoidance of doubt, a Further Sublicense is not, nor does it include, any Sublicense, and vice versa.

1.9.	“Further Sublicensee” means a party with which a Sublicensee has entered into a Further Sublicense. For the avoidance of doubt, a Further Sublicensee is not, and does not include, any Sublicensee, and vice versa.

1.10.	“Have Made” and “Have Sold,” with respect to a Licensed Product, means to have such product made or sold by a third party during the term of this Agreement.

1.11.	“IND” means Investigational New Drug application to be filed with the FDA, and reference to the submission of an IND means the submission to the FDA.

1.12.	“Joint Venture” means any separate entity established pursuant to an agreement between a third party and Licensee and/or a Sublicensee under which the separate entity manufactures, has made, uses, purchases, Sells, has Sold or acquires Licensed Products from Licensee or Sublicensee.

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1.13.	“Licensed Diagnostic Product” means a Licensed Product for use in an in vitro or in vivo reagent for human diagnostic and/or prognostic applications.

1.14.	“Licensed Method” means any process, art or method the use or practice of which, in any given country, but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of, any of the Patent Rights were they issued at the time of the infringing activity in that country.

1.15.	“Licensed Product” means any kit, article of manufacture, composition of matter, material, compound, component, or product , including, without limitation, one used in or made by practicing a Licensed Method, the manufacture, use, Sale, offer for Sale or import of which, in any given country, but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of, any of Patent Rights were it issued at the time of the infringing activity in that country.

1.16.	“Licensed Therapeutic Product” means a Licensed Product used to prevent, treat, or cure one or more diseases or conditions.

1.17.	“Licensee” means Five Prime Therapeutics Inc. and those of its Affiliates with which it has entered into an Affiliation Agreement.

1.18.	“Marketing Approval” means the approvals, licenses, registrations or authorizations of any national, supra-national regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the commercial distribution, use or Sale of a Licensed Product in a given jurisdiction or a country.

1.19.	“Net Invoice Price” means the gross invoice price charged by Licensee, a Sublicensee or a Further Sublicensee for a Licensed Product or a Combination Product (in its entirety) less the items specified in Paragraphs 1.19.1-1.19.6, to the extent that such items actually pertain to the disposition of such Licensed Product or Combination Product and are separately billed:

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1.19.1. Allowances or discounts actually granted or repaid to customers for rejections, returns, prompt payment, volume purchases, price adjustments or billing errors;

1.19.2. Freight, handling, transport packing, postage, transportation and insurance charges associated with transportation;

1.19.3. Taxes, including Deductible Value Added Tax, tariffs or import/export duties based on Sales when included in the gross invoice price, but excluding value-added taxes other than Deductible Value Added Tax or taxes assessed on income derived from Sales. “Deductible Value Added Tax” means value added tax only to the extent that such value added tax is actually incurred and is not reimbursable, refundable or creditable under the tax authority of any country;

1.19.4. Those discounts and rebates that are part of a formulary program and are paid or credited to customers, third-party payers, healthcare systems, or administrators for a Licensed Product when included in such formulary program, as permitted by 42 U.S.C. § 1320a-7b;

1.19.5. Other rebates and discounts paid or credited pursuant to applicable law; and

1.19.6. Allowances for Uncollectible Amounts. For purposes of this Paragraph 1.19.6, “Uncollectible Amounts” means amounts owed and unpaid to Licensee or a Sublicensee for previously Sold Licensed Products, which Licensee or the Sublicensee has attempted to collect, using efforts at least as diligent as those efforts that Licensee or the Sublicensee (as applicable) uses in attempting to collect other overdue debts.

1.20.	“Net Sales” means:

1.20.1. Except in the instances described in Paragraphs 1.20.2, 1.20.3 and 1.20.4, the Net Invoice Price;

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1.20.2. For any Relationship-Influenced Sale, Net Sales shall be based on the Net Invoice Price at which the Purchaser resells the Licensed Products that were the subject of the Sale;

1.20.3. In those instances where Licensed Product is not Sold but is otherwise exploited, or where consideration received for Licensed Product is other than money, Net Sales shall be equivalent to the gross invoice price charged for products of the same or similar kind and quality, Sold in similar quantities, currently being offered for Sale by the Licensee, or any Sublicensee or Further Sublicensee, or if not currently being offered for Sale by the Licensee or any Sublicensee or Further Sublicensee, by other manufacturers, less the items specified in Paragraphs 1.19.1-1.19.6. Where such products are not currently Sold or offered for Sale by anyone, Net Sales shall be the Licensee’s and/or any Sublicensee’s or Further Sublicensee’s cost of manufacture of the relevant Licensed Product, determined according to generally accepted accounting principles (“GAAP”), plus *** percent (***%).

1.20.4. In those instances where Licensee or any Sublicensee acquires a Licensed Product and then subsequently Sells it, Net Sales shall mean the Net Invoice Price on the Sale of such Licensed Product by Licensee, a Sublicensee or a Further Sublicensee, with the resulting Royalty due to The Regents subject to a deduction for any Royalties paid to The Regents on account of any earlier Sale of such Licensed Product;

1.20.5. For a Combination Product, Net Sales shall be calculated as:

(a)	(A/(A+B)) x (Net Sales, calculated without regard to this formula, of the Licensed Product that is included in the Combination Product), where:

(b)	“A” is the total of Net Sales of each Licensed Product contained included in the Combination Product, if Sold separately; and

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(c)	“B” is the total of net sales (as calculated pursuant to Paragraphs 1.19 and 1.20) of each Combination Product Component included in the Combination Product, if Sold separately. (If the Combination Product Component(s) is not being sold or offered for sale separately by Licensee or a Sublicensee, the price of such component(s) shall be based on the price at which products of the same or similar kind and quality, sold in similar quantities, are then being offered for sale by other manufacturers. If the Combination Product Component(s) are not being sold or offered for sale separately at all, then the price of such components shall be equal to Licensee’s or Sublicensee’s cost of manufacture of the Licensed Product, determined according to generally accepted accounting principles, plus *** percent (***%)

(d)	Notwithstanding anything to the contrary in this Paragraph 1.20.5, in no event shall Net Sales of a Combination Product be less than *** percent (***%) of Net Sales of the Licensed Product included in the Combination Product, calculated without regard to this formula.

1.20.6. Notwithstanding the foregoing, transfers or other dispositions of Licensed Products for no consideration or for consideration at or below the cost of manufacture thereof, in commercially reasonable quantities, for charitable or benevolent (e.g., for use in investigator-initiated studies by not-for-profit entities), promotional, preclinical, clinical, manufacturing scale-up, regulatory or governmental (i.e., required by a governmental authority to be supplied to a governmental authority for use by such governmental authority) purposes, and the like, shall not be included in the calculation of Net Invoice Price or Net Sales. Licensee shall promptly notify The Regents of all Sales it believes are within the scope of this Paragraph 1.20.6. In any case in which it is not clear if a transfer or other disposition of Licensed Products falls within the scope of this Paragraph 1.20.6, the parties will promptly confer and attempt to resolve the matter in good faith.

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1.21.	“New Developments” means inventions, or claims to inventions, which constitute advancements, developments or improvements, whether or not patentable and whether or not the subject of any patent application, which are not sufficiently supported by the specification of a previously-filed patent or patent application within the Patent Rights to be entitled to the priority date of the previously-filed patent or patent application.

1.22.	“Novartis Patents” means those Patent Rights identified in Part 2 of Appendix A.

1.23.	“Patent Prosecution Costs” means the cost of preparing, filing, prosecuting, and maintaining the Patent Rights.

1.24.	“Patent Rights” means the Valid Claims of the United States and foreign patents and patent applications listed in Appendix A, which is attached hereto and incorporated herein by reference, to the extent assigned to or otherwise obtained by The Regents, and any reissues, re-examinations, continuations, divisions, and continuation-in-part patents and applications (but only those Valid Claims in the continuation-in-part applications/patents that are entirely supported in the specification and entitled to the priority date of the parent application). Patent Rights do not include any rights in or to New Developments.

1.25.	“Related Party” means a corporation, firm, other entity or individual with which Licensee or any Sublicensee or Further Sublicensee (or any of their respective stockholders, subsidiaries or Affiliates) has any agreement, understanding or arrangement (e.g., but not by way of limitation, an option to purchase stock or other equity interest, or an arrangement involving a division of revenue, profits, discounts, rebates or allowances) unrelated to the Sale of Licensed Products, that causes Licensee or such Sublicensee or Further Sublicensee to extend to such corporation, firm, other entity or individual lower prices for such Licensed Products, in similar quantities, than those prices charged to others without such an agreement, understanding or arrangement with Licensee or such Sublicensee or Further Sublicensee.

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1.26.	“Phase 1 Clinical Trials,” “Phase 2 Clinical Trials” and “Phase 3 Clinical Trials” have the same meanings as those terms have in Part 21 of the United States Code of Federal Regulations §312.21, or foreign equivalents thereof. For the avoidance of doubt, `initiation’ of Phase 1, Phase 2 or Phase 3 trials (or the ‘entry’ of a Licensed Product into such trials) occurs at the time of dosing of the first human subject in the first Phase 1, Phase 2 or Phase 3 trial (as applicable), in any given Therapeutic Area.

1.27.	“Relationship-Influenced Sale” means a Sale of a Licensed Product between (a) FivePrime and its Affiliate, a Joint Venture, a Related Party or a Sublicensee, (b) a Sublicensee and its Affiliate or (c) a Further Sublicensee and its Affiliates.

1.28.	“Royalties” means the royalties to be paid by Licensee to The Regents pursuant to Paragraph 8.1.

1.29.	“Sale” means the act of selling, leasing or otherwise transferring, providing, furnishing for use or exploiting, in exchange for any consideration. Correspondingly, “Sell” means to make or cause to be made a Sale and “Sold” means to Have Made or caused to be made a Sale.

1.30.	“Sublicense” means a sublicense granted by Licensee to a third party (including a Joint Venture) of any or all of the Patent Rights.

1.31.	“Sublicensed Product” means any Licensed Product that is developed, made, used, Sold, offered for Sale or imported by or on behalf of a Sublicensee, whether Sold separately or as part of a Combination Product.

1.32.	“Sublicensee” means the party with which Licensee has entered into a Sublicense. “Sublicense Fees” is defined in Paragraph 7.1.

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1.33.	“Therapeutic Area” means (a) all cancers and (b) any other group of related indications, such as “all ocular diseases,” “all skin diseases” or “all cardiovascular diseases,” excluding those caused by cancer. For example, prostate cancer, breast cancer and melanoma would fall within one therapeutic area (cancer), while atopic dermatitis, eczema and hives - but not melanoma - would fall within another related area (skin disease).

1.34.	“UC Patents” means those Patent Rights identified in Part 1 of Appendix A.

1.35.	“Valid Claim” means a claim of a patent or patent application in any country that (a) has not expired; (b) has not been disclaimed; (c) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; and (d) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

2.	GRANTS

2.1.	Subject to the limitations and other terms and conditions set forth in this Agreement, including those set forth in Paragraphs 2.4 and 2.5, The Regents hereby grants to Licensee (a) exclusive licenses under the UC Patents, and (b) exclusive sublicenses under its rights to the Novartis Patents, which were obtained pursuant to a license agreement between The Regents and Novartis attached to this Agreement as an Appendix C, to make, Have Made, use, Sell, Have Sold, offer for Sale, and import Licensed Products and to practice the Licensed Method in the United States and in other countries where The Regents may lawfully grant such licenses, only in the Field of Use.

2.2.	The Regents represents that (a) Appendix C is a true and correct copy of the aforementioned license agreement between The Regents and Novartis and (b) said license is in good standing.

2.3.	Licensee agrees that (a) the licenses granted to it hereunder to the UC Patents and (b) the sublicenses granted to it hereunder to the Novartis Patents, are of equal value.

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2.4.	The licenses under the UC Patents will be subject to the overriding obligations to the United States Government including those set forth in 35 U.S.C. §200-212 and applicable governmental implementing regulations and the obligation to report on utilization of the Invention set forth in 37 CFR §401.14(h).

2.5.	The licenses under the UC Patents also will be subject to the paid-up, non-exclusive, irrevocable licenses reserved by HHMI to make and use the Invention for its research purposes. Such licenses reserved by HHMI specified in the recitals and the immediately prior sentence do not include the right to sublicense others. Moreover, the licenses granted to Licensee hereunder also are subject to the National Institutes of Health “Principles and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources” set forth in 64F.R. 72090 (Dec. 23, 1999) and HHMI’s statement of policy on research tools. HHMI’s policy can be found at www.hmi.org/about/oge/downloads/4237105.pdf.

2.6.	The Regents reserves and retains the right (and the rights granted to Licensee in this Agreement shall be limited accordingly) to make, use and practice the Invention and any technology relating to the Invention and to make and use any products and to practice any processes that are the subject of the Patent Rights (and to grant any of the foregoing rights to other educational and non-profit institutions) solely for educational and research purposes, including without limitation, any sponsored research performed for or on behalf of commercial entities and including publication and other communication of any research results. For the avoidance of doubt, to the extent the Invention and any technology relating thereto is not the subject of the exclusive license granted hereunder, The Regents shall be free to make, use, Sell, offer to Sell, import, practice and otherwise commercialize and exploit (including transferring to, licensing, or having practiced by third parties) for any purpose whatsoever and in its sole discretion, such Invention, technology and any products or processes that are the subject of the Patent Rights.

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2.7.	Because the Invention was made under funding provided by the United States Government, Licensed Products Sold by Licensee, Sublicensees or Further Sublicensees in the United States will be substantially manufactured in the United States, as required under applicable federal regulations.

3.	AFFILIATION AGREEMENTS

3.1.	In order for an Affiliate of FivePrime to be considered a Licensee, such Affiliate shall be subject to a written Affiliation Agreement that shall include terms and conditions that are consistent with and not in violation of any applicable terms, conditions, obligations, restrictions or other covenants of this Agreement that protect or benefit The Regents’ (and, if applicable, the U.S. Government’s and other sponsors’) rights and interests. FivePrime shall attach a copy of this Agreement to each Affiliation Agreement, provided that FivePrime may redact from such copy economic terms and technical information that does not relate to the Affiliation Agreement, and shall specify in the Affiliation Agreement that the Affiliate must comply with all applicable terms of this Agreement, as if the Affiliate were FivePrime. Within *** days of execution of any Affiliation Agreement, FivePrime shall (a) provide The Regents with a copy of the Affiliation Agreement, provided that FivePrime may redact from such copy technical information and economic terms that do not relate to the Patent Rights, and (b) notify The Regents of the identity of and contact information for such Affiliate.

3.2.

For the purposes of this Agreement, the operations of all Affiliates who have entered into an Affiliation Agreement shall be deemed to be the operations of FivePrime, for which FivePrime shall be responsible. FivePrime will collect from all Affiliates who have entered into an Affiliation Agreement and will pay to The Regents all fees, payments, and royalties that are due to The Regents hereunder. FivePrime will guarantee all monies due The Regents from all Affiliates who have entered into an Affiliation Agreement. For clarity, if an Affiliation Agreement contains a provision for payment of

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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royalties in an amount that is less than the Royalties required to be paid under Paragraph 8.1, then FivePrime will pay to The Regents the difference between such lesser amount and the relevant Royalties. FivePrime will either (a) include in its Progress Reports and Quarterly Reports (defined below) to The Regents the activities of, and Royalties due from all Affiliates who have entered into an Affiliation Agreement or (b) require any Affiliates who have entered into an Affiliation Agreement whose activities are not covered in FivePrime’s Progress Reports and Quarterly Reports to provide FivePrime with copies of progress reports and quarterly reports that are consistent with the provisions herein, and provide copies of such reports to The Regents.

3.3.	If FivePrime contemplates entering into an agreement with an Affiliate of FivePrime under which it would grant such Affiliate a license to patent rights other than the Patent Rights (“FivePrime’s Patent Rights”), and believes, in good faith, that such Affiliate would infringe any of the Patent Rights in practicing FivePrime’s Patent Rights, then FivePrime will not enter into such agreement with the Affiliate but will enter into an Affiliation Agreement instead.

3.4.	Upon expiration or termination of this Agreement for any reason, all Affiliation Agreements shall automatically terminate, unless The Regents, at its sole discretion, agrees in writing to an assignment to The Regents of any such Affiliation Agreement. The Regents shall not be bound to any duties under such an assigned Affiliation Agreement beyond The Regents’ duties under this Agreement. Such an assignment will include a modification of the Affiliation Agreement at issue that requires payment of Royalties directly to The Regents by the Affiliate, as if it were FivePrime, at a rate that is no lower than the rates set forth in Paragraph 8.1, in accordance with Article 5 (Payment Terms).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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4.	RIGHT TO GRANT SUBLICENSES

4.1.	The Regents also grants to Licensee the right to sublicense to third parties the Patent Rights, with no right to grant further sublicenses except as provided below, as long as Licensee has exclusive rights thereto under this Agreement. Each Sublicensee must be subject to a written sublicense agreement as specified in Paragraph 4.3. For the avoidance of doubt, Licensee’s Joint Ventures shall have no licenses under this Agreement unless such Joint Ventures are granted Sublicenses. For the purposes of this Agreement, the operations of all Sublicensees shall be deemed to be the operations of Licensee, for which Licensee shall be responsible.

4.2.	Under the terms of each Sublicense, the Sublicensee thereunder shall have the limited right (as described below) to grant Further Sublicenses. A Further Sublicense may only be granted to the extent that the Sublicensee deems it to be reasonably needed for the development, seeking of Marketing Approval or other regulatory approval (including conducting pre-clinical and clinical trials), manufacture and/or commercialization of Sublicensed Product(s), and/or the maximization of Sales of such product(s).

4.3.	Each Sublicensee and its permitted Further Sublicensees shall be subject to a written sublicense agreement that shall be consistent with and not in violation of any applicable terms, conditions, obligations, restrictions or other covenants of this Agreement that protect or benefit The Regents’ (and, if applicable, the U.S. Government’s and other sponsors’) rights and interests. Licensee shall attach a copy of this Agreement to each Sublicense, provided that Licensee may redact from such copy economic teens and technical information that does not relate to the Sublicensed Patent Rights, and shall specify in the Sublicense that the Sublicensee must comply with all applicable terms of this Agreement, as if the Sublicensee were Licensee and Licensee were The Regents hereunder. Within *** days of the issuance of any Sublicense, Licensee shall provide The Regents with a copy of the Sublicense, provided that Licensee may redact from such copy technical information that does not relate to the Patent Rights, and economic terms that do not relate to the grant of the Sublicense under the Patent Rights.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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4.4.	Licensee will collect from Sublicensees and will pay to The Regents all fees, payments, and royalties thereunder that are due to The Regents. Licensee will guarantee all monies due The Regents from Sublicensees. For clarity, if a Sublicense contains a provision for payment of royalties in an amount that is less than the Royalties required to be paid under Paragraph 8.1, then Licensee will pay to The Regents the difference between such lesser amount and the relevant Royalties. Licensee will require Sublicensees to provide it with copies of progress reports and quarterly reports that are consistent with the provisions herein and Licensee will collect and deliver copies of such reports to The Regents.

4.5.	If Licensee contemplates granting a license to patent rights other than the Patent Rights (“Licensee’s Patent Rights”) and believes, in good faith, that the recipient of such license would infringe any of the Patent Rights in practicing such Licensee’s Patent Rights, then Licensee will not grant a license to Licensee’s Patent Rights without concurrently granting a Sublicense under the Patent Rights.

4.6.	Upon expiration or termination of this Agreement for any reason, all Sublicenses and Further Sublicenses shall automatically terminate, unless The Regents, at its sole discretion, agrees in writing to an assignment to The Regents of any such Sublicense. The Regents shall not be bound to any duties under such an assigned Sublicense beyond The Regents’ duties under this Agreement. Such an assignment will include a modification of the Sublicense at issue that requires payment of Royalties directly to The Regents by the Sublicensee as if it were Licensee at a rate that is no lower than the rates set forth in Paragraph 8.1 in accordance with Article 6 (Payment Terms).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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5.	PAYMENT TERMS

5.1.	Royalties will accrue in each country in which a Licensed Product, but for the license, infringes any of the existing Patent Rights, until the earlier of (a) expiration of the last to expire of such of Patent Rights in such country or (b) cessation of Sale of the Licensed Product in such country. Sublicense Fees shall become payable to The Regents within *** days of the date that the Attributed Income on which they are based is received by Licensee.

5.2.	Licensee will pay to The Regents all Royalties to The Regents, on a calendar quarterly basis, on or before each March 31 (for Royalties received during the quarter ending December 31), June 30 (for Royalties received during the quarter ending March 31), September 30 (for Royalties received during the quarter ending June 30) and December 31 (for Royalties received during the quarter ending September 30) of each calendar year. All consideration due to The Regents will be payable in United States dollars by (a) check payable to “The Regents of the University of California,” or (b) wire transfer to an account designated by The Regents, provided that Licensee shall be responsible for all bank or other transfer charges associated with such wire transfer. When Licensed Products are Sold for monies other than United States dollars, the Royalties will first be determined in the foreign currency of the country in which such Licensed Products were Sold and then converted into equivalent United States dollars. The exchange rate will be the average exchange rate quoted in The Wall Street Journal during the last *** days of the relevant reporting period.

5.3.	Sublicense Fees and Royalties due hereunder that accrue outside the United States may not be reduced by any taxes, fees or other charges imposed by the government of such country, except for those taxes, fees and charges that may be deducted from Net Sales pursuant to Paragraphs 1.19 and 1.20.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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5.4.	Notwithstanding the provisions of Article 27 (Force Majeure), if at any time, legal restrictions prevent Licensee’s prompt remittance of Royalties owed on Net Sales in a given country, the proceeds of which have been received by Licensee, then Licensee shall convert the amount owed to The Regents into United States dollars and will pay The Regents directly from another source of funds in order to remit the entire amount owed to The Regents.

5.5.	In the event that any patent or claim thereof included within the Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, then all obligation to pay Royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision. Licensee will not, however, be relieved from paying any Royalties that accrued before such final decision, and Licensee shall be obligated to pay the full amount of Royalties due hereunder with respect to the remaining Patent Rights.

5.6.	No Royalties will be collected by or paid hereunder to The Regents on Licensed Products Sold to the account of the United States Government as provided in the license retained by the United States Government pursuant to 35 U.S.C. §§ 200-212. Licensee and Sublicensees will reduce the amount charged for Licensed Products Sold to the United States Government by an amount equal to the Royalty for such Licensed Products that otherwise would be due to The Regents. Such reduction in Royalties will be in addition to any other reductions in price required by the United States Government.

5.7.	In the event that Royalties, Sublicense Fees, reimbursements for Patent Prosecution Costs or other monies owed to The Regents are not received by The Regents when due, Licensee will pay The Regents interest at a rate of *** percent (***%) simple interest per annum. Such interest will be calculated from the date payment was due until actually received by The Regents. Such accrual of interest will be in addition to, and not in lieu of, enforcement of any other rights of The Regents due to such late payment.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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6.	LICENSE ISSUE FEE

6.1.	Licensee shall pay to The Regents a license issue fee of *** dollars ($***) within *** days of the Effective Date. This fee is non-refundable, non-cancelable and is not an advance or otherwise creditable against any Royalties or other payments required to be paid under the terms of this Agreement.

7.	PAYMENTS ON SUBLICENSES AND FURTHER SUBLICENSES

7.1.	Licensee will pay to The Regents the following non-refundable and non-creditable fees in connection with Sublicenses and Further Sublicenses, to the extent that Licensee realizes direct income therefrom (jointly “Sublicense Fees”):

7.1.1. *** percent (***%) of all Attributed Income for any such sublicenses executed prior to the initiation of the first animal study of a Licensed Product.

7.1.2. *** percent (***%) of all Attributed Income for any such sublicenses executed after initiation of the first animal study of a Licensed Product but prior to the filing of the first IND covering a Licensed Product.

7.1.3. *** percent (***%) of all Attributed Income for any such sublicenses executed after the filing of the first IND covering a Licensed Product but prior to initiation of the first Phase 1 Clinical Trial of a Licensed Product.

7.1.4. *** (***%) of all Attributed Income for any such sublicenses executed after the filing of the first IND covering a Licensed Product but prior to initiation of the first Phase 2 Clinical Trial of a Licensed Product.

7.1.5. *** percent (***%) of all Attributed Income for any such sublicenses executed at any time after the initiation of the first Phase 2 Clinical Trial of a Licensed Product or thereafter.

7.2.	Notwithstanding the above, the minimum Sublicense Fee due to The Regents upon execution of any relevant Sublicense (but not upon execution of any Further Sublicense) shall be *** dollars ($***).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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8.	ROYALTIES

8.1.	Licensee will also pay to The Regents a non-refundable and non-creditable Royalties of (a) *** percent (***%) of the Net Sales of each Licensed Therapeutic Product and (b) one and *** percent (***%) of the Net Sales of each Licensed Diagnostic Product. For the avoidance of doubt, above Royalties are due on all Net Sales, whether made by Licensee, a Sublicensee or a Further Sublicensee.

8.2.	In the event it becomes necessary for Licensee, a Sublicensee or Further Sublicensee to obtain a license to patent rights owned by a third party, and Licensee or the Sublicensee or Further Sublicensee must pay royalties to that third party in order to make, Have Made, use, Sell or Have Sold a Licensed Product, or to practice a Licensed Method, then Licensee shall have the right to credit *** percent (***%) of any payment made to such third party in order to obtain or maintain such license against up to *** percent (***%) of the Royalties payable to The Regents under Paragraph 8.1 on a going-forward basis. Notwithstanding the foregoing, such right shall not apply to any payment for a third-party license required solely in connection with the manufacture, use or Sale of a Combination Product Component.

9.	MILESTONE PAYMENTS

9.1.	Upon reaching the following milestones based on activities by or on behalf of Licensee, or any Sublicensee or Further Sublicensee, Licensee will make one-time payments to The Regents of each of the following non-refundable, non-creditable amounts:

9.1.1.	For Licensed Therapeutic Product:

(a)	With respect to the first Licensed Therapeutic Product in each Therapeutic Area to reach the milestone recited below:

(i)	*** dollars ($***) following initiation of the first Phase l Clinical Trial

(ii)	*** dollars ($***) following initiation of the first Phase 3 Clinical Trial

(iii)	*** dollars ($***) following the grant of the first Marketing Approval

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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(b)	With respect to the second Licensed Therapeutic Product, in each Therapeutic Area to be granted Marketing Approval: *** ($***) dollars following the first grant of such Marketing Approval.

9.1.2. For Licensed Diagnostic Product: *** dollars ($***) upon the grant of the first Marketing Approval.

9.2.	For the avoidance of doubt, each of the foregoing milestone payments will be payable regardless of whether the applicable milestone event has been achieved by a Licensee, Sublicensee or Further Sublicensee.

9.3.	All milestone payments will be due to The Regents within *** days of the occurrence of the applicable milestone event.

10.	DUE DILIGENCE

10.1.	During the term of this Agreement, Licensee and/or Sublicensee(s) will use all Commercially Reasonable Efforts to proceed with the development, manufacture and Sale of one or more Licensed Therapeutic Products and will earnestly and diligently market such product(s) after receipt of Marketing Approval thereof. Such efforts shall include employing or engaging, at all relevant times, the equivalent of at least *** full-time-employees (which equivalents may be either employees or contractors of Licensee or a Sublicensee), to work on advancing Licensed Product(s), through each stage necessary to market the product commercially (i.e., the stages of (a) research, (b) preclinical testing, (c) preparation and filing of INDs, (d) clinical trials, (e) applications for Marketing Approval, etc.) Each such employee or contractor shall have the skills and training necessary to advance the relevant Licensed Product through the stage in which such employee or contractor is involved.

10.2.

If Licensee, itself or through its Sublicensees, is unable to comply with Paragraph 10.1, The Regents may notify Licensee, in writing, of the deficiency and of The Regents’ right, pursuant to Paragraph 10.3, to terminate or reduce the licenses granted hereunder

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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(a “Deficiency Notice”). Upon request by Licensee made within *** days of receipt of such a notice, The Regents promptly shall meet with Licensee and shall discuss in good faith the reasons for the deficiency and any reasonable alternative criteria that Licensee might be permitted to meet in order to satisfy its Due Diligence obligations.

10.3.	Unless the parties have otherwise agreed in writing within *** days of Licensee’s receipt of a Deficiency Notice, The Regents shall have the right and the option to terminate this Agreement or to reduce the exclusive license granted hereunder, in whole or in part, to a nonexclusive license, immediately upon notice to Licensee, unless Licensee has cured the relevant deficiency and provided The Regents with tangible evidence thereof, satisfactory to The Regents, within *** days of Licensee’s receipt of the Deficiency Notice. The right of The Regents to terminate or reduce the license shall supersede the rights granted in Article 2 (Grants).

11.	PROGRESS AND ROYALTY REPORTS

11.1.	Beginning on December 31, 2006, and annually thereafter, Licensee will submit to The Regents a written progress report covering Licensee’s and any Sublicensees’ or Further Sublicensees’) activities during the twelve (12) month period ending September 30 of the year in which the progress report is due, related to the development, testing, manufacture and/or marketing of Licensed Products, including the activities required and undertaken in order to meet the diligence requirements set forth in Paragraph 10.1 (“Progress Reports”).

11.2.	Progress Reports shall be required for each Licensed Product under development, until the first Sale of that Licensed Product occurs in the United States, and shall be required again if after such Licensed Product has been Sold, Sales thereof are suspended or discontinued, unless and until further development or Sale of such product is abandoned.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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11.3.	Progress Reports shall include, without limitation, a summary of the following topics sufficient to enable The Regents to determine (a) the progress of the development of Licensed Products and (b) whether or not Licensee has met the diligence obligations set forth in Paragraph 10.1.

11.3.1. ***;

11.3.2. ***;

11.3.3. ***;

11.3.4. ***; and

11.3.5. ***.

11.4.	Progress Reports also shall identify (a) any entities that have become Affiliates of FivePrime; (b) any Sublicensee Fees received during the year; and (c) the information specified in Paragraph 3.2.

11.5.	The failure of Licensee to submit a Progress Report or update to The Regents within *** days of its due date shall constitute a default pursuant to Article 14 (Termination by The Regents). If this Agreement is terminated or expires before any Licensed Product has been Sold, then a final Progress Report covering the period between submission of the previous Progress Report and the termination or expiration date must be submitted to The Regents within *** days of termination or expiration.

11.6.	Licensee shall have a continuing responsibility to keep The Regents informed of the business entity status (small business entity status or large business entity status as defined by the United States Patent and Trademark Office) of itself, any Affiliates who have entered into an Affiliation Agreement ,Sublicensees and Further Sublicensees. Licensee will notify The Regents of any change in Licensee’s status within *** days of the change. Licensee will require in each Sublicense that the Sublicensee notify Licensee of any change in such Sublicensee’s business status within *** days of the change, and Licensee shall notify The Regents of such changes within *** days of learning of it.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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11.7.	Following the first Sale of a Licensed Product, Licensee will provide The Regents, along with the payments due under Paragraph 5.2, quarterly reports of the Royalties owed to The Regents (“Quarterly Reports”). Each such report shall be due on the date the Royalties reported therein are due and shall cover the period for which such Royalties are due, pursuant to Paragraph 5.2, and will, at a minimum, show:

11.7.1.	The gross invoice prices and Net Sales of Licensed Products Sold (itemizing the applicable gross proceeds and any deductions therefrom), and any applicable Attributed Income (itemizing the applicable gross proceeds and any deductions therefrom) received;

11.7.2.	The quantity of each type of Licensed Product Sold;

11.7.3.	The country in which each Licensed Product was Sold;

11.7.4.	Royalties payable (in United States dollars),

11.7.5.	The method used to calculate the Royalties;

11.7.6.	The exchange rates used, if any;

11.7.7.	Any other information, Licensee believes, in good faith, is reasonably necessary to explain its calculation hereunder.

11.8.	If no Royalties are due during any reporting period, then a statement to that effect must be provided by Licensee in the immediately subsequent Quarterly Report.

12.	BOOKS AND RECORDS

12.1.

Licensee will keep accurate books and records showing all Licensed Products under development, manufactured, used, offered for Sale, imported, and Sold; all Net Sales; all Attributed Income; any other amounts payable hereunder; and all Sublicenses. Such books and records will be preserved for at least *** years after the date of the payment to which they pertain and upon request by The Regents, will be opened once per calendar year, for inspection by a certified public accountant selected by The Regents and reasonably acceptable to Licensee, at a mutually agreed upon time during normal

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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business hours, for the purpose of determining the accuracy of such books and records and assessing Licensee’s compliance with the terms of this Agreement. Such accountant shall be under a duty of confidentiality to Licensee to reveal to The Regents only that information directly relevant to the accuracy of such books and records and/or to Licensee’s compliance with the terms of this Agreement.

12.2.	The Regents shall pay the fees and expenses of such examination. If, however, an error of more than *** percent (***%) of the total Royalties due for any year is discovered in any examination, then Licensee shall bear the fees and expenses of such examination and shall remit such underpayment to The Regents within *** days of receipt of the inspection results.

13.	LIFE OF THE AGREEMENT

13.1.	Unless otherwise terminated (a) by operation of law, (b) as provided in Paragraph 13.2 or (c) by acts of the parties in accordance with the terms of this Agreement, this Agreement will remain in effect from the Effective Date until the expiration or abandonment of the last to expire of the Patent Rights then licensed to Licensee hereunder.

13.2.	This Agreement will automatically terminate without the obligation to provide notice as set forth in Article 14 (Termination By The Regents) upon the filing of a petition for relief under the United States Bankruptcy Code by or against Licensee as a debtor or alleged debtor, provided that if such petition is dismissed within *** days, this Agreement and all licenses granted hereunder shall be reinstated as if no termination had occurred.

13.3.	Any termination or expiration of this Agreement will not affect the rights and obligations set forth in the following Paragraphs or Articles:

Article 1	Definitions
Paragraph 5.7	Late Payments

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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Article 6	License Issue Fee
Article 7	Payments on Sublicenses and Further Sublicenses
Article 8.1	Royalties
Article 12	Books and Records
Article 13	Life of the Agreement
Article 16	Disposition of Licensed Products upon Termination or Expiration
Article 17	Use of Names and Trademarks
Article 18	Limited Warranty
Article 19	Limitations of Liability
Paragraphs 20.4 and 20.6	Patent Prosecution and Maintenance
Article 23	Indemnification
Article 24	Notices
Article 28	Governing Laws; Venue; Attorneys’ Fees
Article 31	Confidentiality
Paragraph 32.5	Invalidity of Agreement
Paragraph 32.8	HHMI Third-Party Beneficiary Status

13.4.	The termination or expiration of this Agreement will not relieve Licensee of its obligation to pay any fees, Royalties or other payments owed to The Regents at the time of such termination or expiration and will not impair any accrued right of The Regents, including the right to receive Royalties in accordance with Article 8 (Royalties).

13.5.	In the event of early termination of this Agreement, The Regents shall refund to Licensee any Patent Prosecution Costs paid by Licensee that The Regents may collect from a later licensee of any Patent Rights.

14.	TERMINATION BY THE REGENTS

If Licensee fails to perform or violates any material term or covenant of this Agreement, then The Regents may give written notice of such default to Licensee. If Licensee fails to repair such default within *** days after the effective date of such notice, then The Regents will have the right to immediately terminate this Agreement and its licenses, by a written notice of termination of this Agreement (a “Notice of Termination”) to Licensee.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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15.	TERMINATION BY LICENSEE

Licensee may at any time terminate this Agreement in its entirety by providing a Notice of Termination to the Regents, or to terminate the licenses under Patent Rights on a country-by-country basis, by providing a written notice of such termination to The Regents. Termination of this Agreement in its entirety (but not termination of fewer than all Patent Rights, which termination is subject to Paragraph 20.7) will be effective *** days from the effective date of such notice.

16.	DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION OR EXPIRATION

16.1.	Within a period of *** days after the effective date of any termination of this Agreement, Licensee, Sublicensees and any Further Sublicensees shall be entitled to dispose of all previously made or partially made Licensed Products, but no more, subject to the terms of this Agreement. Licensee, Sublicensees and any Further Sublicensees may not otherwise make, Have Made, Sell, Have Sold, offer for Sale or import Licensed Products or practice the Licensed Method, pursuant to the license granted hereunder, after the date of termination.

16.2.	If applicable Patent Rights exist at the time of any manufacture, Sale, offer for Sale, or import of a Licensed Product, then Royalties shall be paid at the times provided herein and Quarterly reports shall be rendered in connection therewith, notwithstanding the absence of applicable Patent Rights with respect to such Licensed Product at any later time.

17.	USE OF NAMES AND TRADEMARKS

17.1.

(a) Nothing contained in this Agreement will be construed as conferring any right to either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party (including a contraction, abbreviation or simulation of any of the foregoing, except as provided in Paragraph

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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17.2). (b) unless required by law or consented to in writing by Executive Director, Office of Technology Transfer of The Regents, the use by Licensee of the name “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity or other promotional activities is prohibited.

17.2.	Notwithstanding Paragraph 17.1(a), without Licensee’s consent, (a) case-by-case, The Regents may list Licensee’s name as a licensee of technology from The Regents, provided that the relevant technology is not further identified, and (b) Licensee may disclose the names listed in Paragraph 17.1(b) in connection with information permitted to be disclosed under Paragraph 31.2, subject to the terms and conditions thereof. Licensee may not use the name of HHMI or of any HHMI employees (including any of the Inventors) in a manner that reasonably could constitute an endorsement of a commercial product; but that use for other put-poses, even if commercially motivated, is permitted provided that (a) the use is limited to accurately reporting factual events or occurrences, and (b) any reference to the name of HHMI or any HHMI employees in press releases or similar materials intended for public release is approved by HHMI in advance.

18.	LIMITED WARRANTY

18.1.	The Regents warrants to Licensee that it has the lawful right to grant this license.

18.2.	Except as expressly set forth in this Agreement, the licenses granted hereunder and the associated Invention and Patent Rights are provided by The Regents WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED. THE REGENTS MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE INVENTION, PATENT RIGHTS, ANY LICENSED PRODUCT OR ANY LICENSED METHOD WILL NOT INFRINGE ANY PATENT COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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18.3.	This Agreement does not:

18.3.1. Express or imply a warranty or representation as to the validity, enforceability, or scope of any Patent Rights;

18.3.2. Express or imply a warranty or representation that anything made, used, Sold, offered for Sale or imported or otherwise exploited under any license granted in this Agreement is or will be free from infringement of patents, copyrights, or other rights of third parties;

18.3.3. Obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement, except as provided in Article 22 (Patent Infringement);

18.3.4. Confer by implication, estoppel or otherwise any license or rights under any patents or other rights of The Regents other than the Patent Rights, regardless of whether such patents are dominant or subordinate to the Patent Rights;

18.3.5. Obligate The Regents to furnish any New Developments, know-how, technology or information not provided in Patent Rights; or

18.3.6. Obligate The Regents to update the technology in Patent Rights.

19.	LIMITATIONS OF LIABILITY

EXCEPT FOR LICENSEE’S DUTY TO INDEMNIFY UNDER ARTICLE 23, NEITHER PARTY SHALL BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ANY CAUSE OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOR SHALL THE REGENTS BE LIABLE FOR ANY SUCH DAMAGES SUFFERED BY SUBLICENSEES, JOINT VENTURES OR AFFILIATES.

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20.	PATENT PROSECUTION AND MAINTENANCE

20.1.	As long as Licensee has paid Patent Prosecution Costs as provided in this Article 20 (Patent Prosecution and Maintenance), The Regents will diligently prosecute and maintain all patents and patent applications comprising the Patent Rights using counsel of its choice. The Regents’ counsel will take instructions only from The Regents. Upon Licensee’s written instructions, The Regents will promptly instruct its counsel to provide Licensee, at Licensee’s expense, with copies of all correspondence between The Regents and their counsel and all other documentation, past and present, relevant to the Patent Rights, so that Licensee will be fully informed of the continuing prosecution and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response, provided, however, that if (a) Licensee has not commented upon such documentation in a reasonable time to enable The Regents to sufficiently consider Licensee’s comments prior to a deadline with the relevant government patent office, or (b) The Regents must act immediately to preserve the Patent Rights, The Regents will be free to respond without consideration of Licensee’s comments. All such documentation shall be the Proprietary Information of The Regents, pursuant to Article 31 (Confidentiality).

20.2.	The Regents shall use reasonable efforts to amend any patent application to include claims reasonably requested by Licensee to protect the products contemplated to be Sold, or the Licensed Methods to be practiced, under this Agreement.

20.3.

Licensee will apply, in the name of The Regents, for an extension of the term of any patent included within the Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law. Licensee shall prepare all relevant documents. The Regents

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shall cooperate with Licensee in such preparation and shall execute the documents and take additional action as Licensee reasonably requests in connection therewith. Licensee shall be liable for all costs relating to such application.

20.4.	The Regents shall inform Licensee, in writing, of all Patent Prosecution Costs as soon as practicable and, in the case of patent maintenance fees, at least *** months prior to their due date. In addition, in the event that any non-routine or unanticipated Patent Prosecution Costs may be incurred (e.g., those relating to an interference proceeding or re-examination), The Regents shall discuss those matters with Licensee, in advance, and the parties will make diligent efforts to agree upon a strategy and expense parameters with respect thereto. Licensee will bear all Patent Prosecution Costs (to the extent they have not been and are not, in the future, paid by a third party). Patent Prosecution Costs billed by The Regents’ counsel will be re-billed to Licensee and are due within *** days of Licensee’s receipt of invoice from by The Regents. Patent Prosecution Costs will include, without limitation, patent prosecution costs for the Invention incurred by The Regents prior to the Effective Date and any costs that may be incurred by The Regents for patentability opinions, re-examination, re-issue, interferences, oppositions or inventorship determinations with respect to the Invention or the Patent Rights. The parties agree that, of the total amount of Patent Prosecution Costs incurred by The Regents through August 30,2006, the amount payable by Licensee hereunder shall be $***, less credit for any such costs paid by Licensee prior to the Effective Date. Such amount will be due within *** days of the Effective Date or Licensee’s receipt of invoice therefor from The Regents, whichever is later, and Licensee’s payment of that amount shall relieve Licensee of any further obligation to pay for Patent Prosecution Costs incurred by The Regents prior to August 30, 2006.

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20.5.	Licensee may request that The Regents obtain patent protection of the Invention in countries other than those in which the Patent Rights exist, if available and if it so desires. Licensee will notify The Regents of its decision to obtain such foreign patents not less than *** days prior to the deadline for any payment, filing or action to be taken in connection therewith. The notice shall be in writing, and shall (a) identify the countries in which such protection is desired, and (b) must confirm Licensee’s obligation to pay the Patent Prosecution Costs thereof The absence of such a notice from Licensee to The Regents will be considered an election not to obtain or maintain such patent rights.

20.6.	Licensee will be obligated to pay any Patent Prosecution Costs incurred during the *** month period after receipt by either party of a Notice of Termination of this Agreement, even if the invoices for such Patent Prosecution Costs are received by Licensee after the end of the *** month period following receipt of a Notice of Termination.

20.7.	Licensee may terminate its obligation to pay Patent Prosecution Costs with respect to any given patent application or patent under Patent Rights in any or all designated countries upon ***-months’ written notice to The Regents. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense, provided, however, that Licensee will have no further right or licenses thereunder. Non-payment of Patent Prosecution Costs when due, followed by Licensee’s failure to make such payment within *** days of receipt of a written notice from The Regents stating that continued non-payment may result in Licensee’s loss of the relevant Licensed Patents, may be deemed an election by Licensee not to maintain such the application(s) or patent(s) to which such Patent Prosecution costs relate.

20.8.	If The Regents decides to file, prosecute or maintain Patent Rights in any country in which Patent Rights did not exist as of the Effective Date, The Regents shall so notify Licensee, in writing, and Licensee shall have *** days to elect to pay the reasonable Patent Prosecution Costs thereof Unless Licensee so elects within such ***-day period, The Regents may file, prosecute or maintain such Patent Rights at its own expense and those Patent Rights will not be subject to this Agreement.

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21.	PATENT MARKING

Licensee will mark all Licensed Products it Sells, or their containers, in accordance with the applicable patent marking laws, and shall require all Sublicensees to do the same.

22.	PATENT INFRINGEMENT

22.1.	If The Regents (to the extent of the actual knowledge of the licensing professional responsible for the administration of this Agreement) or Licensee learns of infringement of potential commercial significance of any Patent Rights then licensed under this Agreement, the knowledgeable party will promptly provide the other with written notice of such infringement, and any evidence of such infringement available to it (a “Third-Party Infringement Notice”). As soon as reasonably practicable thereafter, the parties will confer, and during the *** day period following the Third-Party Infringement Notice (the “***-Day Period”), they will make diligent efforts to cooperate with each other to terminate the infringement without litigation. The parties also will discuss, and tentatively agree on, a course of action to be taken (including the possibility of bringing a joint action against the infringer) if the infringement does not abate within the ***-Day Period.

22.2.	Unless the parties agree otherwise, in writing, during the ***-Day Period, in any jurisdiction where Licensee has exclusive Patent Rights under this Agreement, neither The Regents nor Licensee will notify a possible infringer of its infringement of the Patent Rights in any manner that would provide a basis for an action such possible infringer for declaratory judgment, without first obtaining the written consent of the other party, which shall not be unreasonably withheld.

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22.3.	If infringing activity with respect to the Patent Rights has not abated within the ***-Day Period:

22.3.1.     The parties shall join in a suit against the infringer, if they previously have agreed, in writing, to do so.

22.3.2.     If the parties have not agreed to join in a suit, Licensee shall have the right to initiate suit against the infringer, independently, without the right to join The Regents in the suit, except in the following. If Licensee files a suit independently, and the court in which the suit was filed rules thereafter the suit cannot proceed without the joinder of The Regents as a party, Licensee will so inform The Regents. Promptly after Licensee has so notified The Regents, The Regents may join the suit voluntarily, or Licensee may bring an action for compulsory joinder of the Regents in the suit, and Licensee shall bear both parties’ costs of the litigation. Licensee shall not join The Regents in any suit against an infringer hereunder, without The Regents’ prior written consent, except as expressly provided above.

22.3.3.    If Licensee does not file suit pursuant to Paragraph 22.3.2 within *** days after the effective date of the Third-Party Infringement Notice, or if Licensee informs The Regents, in writing, that it does not intend to file such a suit, The Regents may initiate suit, and Licensee will not be entitled to join in the suit without The Regents’ written consent.

22.3.4.    In any litigation instituted by a single party pursuant to this Article 22 (an “Initiating Party”), unless the parties have agreed otherwise, in writing, (a) the other party shall cooperate with the Initiating Party in the litigation proceedings, at the expense of the Initiating Party, (b) the Initiating Party shall control the litigation proceedings and (c) a party that joins or is joined in such proceedings after they have been initiated may be represented by counsel of its choice, at its own expense.

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22.4.	Notwithstanding anything to the contrary in this Agreement, in the event that the infringement or potential infringement pertains to an issued patent included within the Patent Rights and written notice is received by Licensee or The Regents under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this Law), then the party in receipt of such notice under the Act shall promptly provide a copy of the notice to the other party. If the time period is such that Licensee will lose the right to pursue its legal remedies for infringement by not notifying a third party of infringement (including notification in a manner that could provide a basis for an action by the possible infringer for declaratory judgment), or by not filing suit, the ***-Day Period shall be accelerated to one within *** days of the date of such notice under such Act.

22.5.	The costs of litigation incurred in any suit filed pursuant to this Article 22, to the extent it relates to the Patent Rights (as opposed to any other proprietary or licensed rights of the a party initiating the suit) shall be allocated as follows:

22.5.1.    In an action brought in accordance with Paragraph 22.3.1, each party shall bear its own costs.

22.5.2.    In an action brought in accordance with Paragraph 22.3.2, Licensee shall bear all costs.

22.5.3.    In an action brought in accordance with Paragraph 22.3.3 by The Regents shall bear all costs, unless Licensee joins in the suit, in which case each party shall bear its own costs.

22.6.

Any recovery or settlement received in connection with any suit filed pursuant to this Article 22, to the extent it relates to the Patent Rights, will first be used to reimburse the parties’ costs of litigation and/or assistance therewith. If the award is insufficient to cover all litigation costs, it will be divided between the parties in proportion to the

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expenses incurred by each party (e.g., if Licensee bore 60% of the total costs of the litigation, Licensee would receive 60% of the recovery or settlement). Any remainder of the award shall be allocated as follows:

22.6.1.    In an action brought in accordance with Paragraph 22.3.1, or an action brought in accordance with Paragraph 22.4.3 in which Licensee joins, the remainder shall be divided evenly between the parties.

22.6.2.    In an action brought in accordance with Paragraph 22.3.2 (and for which Licensee has borne all costs of litigation), *** percent (***%) of the remainder shall belong to Licensee, and *** percent (***%) shall belong to The Regents.

22.6.3.    In an action brought in accordance with Paragraph 22.3.3 by The Regents, independently, *** percent (***%) of the remainder shall belong to The Regents.

22.7.	Any agreement made by Licensee for purposes of settling litigation or other form of dispute with an infringer of the Patent Rights shall comply with the requirements of Article 4 (Right to Grant Sublicenses), and no agreement made by The Regents for purposes of settling litigation or another dispute with an infringer of the Patent Rights shall be inconsistent with the license granted to Licensee hereunder, unless the parties agree otherwise, in writing.

23.	INDEMNIFICATION

23.1.

Licensee will, and will require its Sublicensees to indemnify, hold harmless and defend The Regents and its officers, employees and agents, the sponsors of the research that led to the Invention, and the inventors of any invention claimed in patents or patent applications under Patent Rights (including the Licensed Products and Licensed Methods contemplated thereunder) and their employers against any and all claims, suits, losses, damage, costs, fees and expenses resulting from, or arising out of the exercise of this license or any sublicense. This indemnification will include, but not be limited to, any product liability. If The Regents, in its sole discretion, believes that there will be a

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conflict of interest or it will not otherwise be adequately represented by counsel chosen by Licensee to defend The Regents in accordance with this Paragraph 23.1, then The Regents may retain counsel of its choice to represent it and Licensee will pay all expenses for such representation.

23.2.	HHMI and its trustees, officers, employees, and agents (collectively, “HHMI Indemnitees”) employers will be indemnified, defended by counsel acceptable to HHMI, and held harmless by Licensee from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation of any kind or nature (including, without limitations, reasonable attorney’s fees and other costs and expenses of defense) based on, resulting from, arising out of, or otherwise relating to this Agreement or the exercise of this license or any sublicense, including without any limitation cause of action relating to product liability (collectively, “Claims”). The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI Indemnitee. For clarity, acts conducted under the retained rights and licenses set forth in Paragraphs 2.4 and 2.5 are not subject to this indemnification obligation of Licensee or Sublicensees. If HHMI, in its sole discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by Licensee to defend the HHMI Indemnitees in accordance with this Paragraph 23.2, then HHMI may retain counsel of its choice to represent the HHMI Indemnitees, and Licensee will pay all expenses for such representation.

23.3.	Licensee, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain and maintain (or an equivalent program of self insurance), Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

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(a)	From the Effective Date until the date of initiation of the first Phase I Clinical Trial:

• Each Occurrence	$***
• Aggregate	$***
• Personal or Advertising Injury	$***

(b)	From the date of the initiation of the first Phase I Clinical Trial until the date of the first Sale of a Licensed Product:

• Each Occurrence	$***
• Aggregate	$***
• Personal or Advertising Injury	$***

(c)	From the date of the first Sale of a Licensed Product through a *** year period following the termination or expiration of this Agreement:

• Each Occurrence	$***
• Products/Completed Operations Aggregate	$***
• Personal and Advertising Injury	$***
• General Aggregate (Commercial Form only)	$***

23.4.	The coverage and limits referred to in Paragraph 23.3 will not in any way limit the liability of Licensee. Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates will:

•	Provide for *** days’ advance written notice to The Regents of any modification;
•	Indicate that The Regents and HHMI have been endorsed as an additional insured(s) under the coverage described above; and
•

Include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by The Regents and HHMI.

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23.5.	The Regents will promptly notify Licensee in writing of any Claim brought against The Regents for which The Regents intends to invoke the provisions of this Article 23. Licensee will keep The Regents informed of its defense of any claims pursuant to this Article 23.

23.6.	In the case of an HHMI Indemnitee, notice shall be given to Licensee reasonably promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of any HHMI Indemnitee to give prompt notice to Licensee of any Claim shall not affect the rights of such HHMI Indemnitee unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects Licensee. Licensee will keep HHMI informed of its defense of any claims or suits pursuant to this Article 23.

24.	NOTICES

24.1.	Any notice or payment required to be given to either party under this Agreement will be in writing and will be deemed to have been properly given and to be effective as of the date specified below, if delivered to the party at its address given below or at another address as designated by written notice given by such party to the other party:

•	On the date of delivery if delivered in person;

•	On the date of mailing if mailed by first-class certified mail, postage prepaid;

•	On the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment; or

•	On the date of transmission via facsimile (with receipt confirmed by automatic transmission report).

In the case of Licensee:	Copy to:

Five Prime Therapeutics Inc.	Five Prime Therapeutics Inc.
1650 Owens Street Suite 200	1650 Owens Street, Suite 200
San Francisco, California, 94158	San Francisco, California, 94158

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Attn: President & CEO	Attn: V.P. of Intellectual Property
Facsimile (415) 365-5601	Facsimile (415) 365-5601

In the case of The Regents:

For notices:	Office of Technology Management
University of California, San Francisco 185 Berry Street, Suite 4603 San Francisco, CA 94107 Attention: Director Facsimile: (415) 348-1579 RE: UC Case No. ***

For remittance of payments	Office of Technology Transfer Attn: Accounts Receivable (Case No. ***) University of California Office of the President 1111 Franklin Street, 7th Floor Oakland, CA 94607-5200

25.	ASSIGNABILITY

This Agreement is personal to Licensee. Licensee may not assign or transfer this Agreement, including by merger, operation of law, or otherwise, without The Regents’ prior written consent, which consent shall not be unreasonably withheld, except that such consent will not be required in the case of assignment or transfer to a party that succeeds to all or substantially all of Licensee’s business or assets relating to this Agreement, whether by sale, merger, operation of law or otherwise, provided that such assignee or transferee promptly agrees to be bound by the terms and conditions of this Agreement and signs The Regents’ standard substitution of party letter (the form of which is attached hereto as Appendix B). Any attempted assignment by Licensee in violation of this Article 25 will be null and void. This Agreement shall be binding upon and shall inure to the benefit of The Regents, its successors and assigns and Licensee, its successors and its permitted assigns.

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26.	WAIVER

No waiver by either party of any breach or default of any of the covenants or agreements contained herein will be deemed a waiver as to any subsequent and/or similar breach or default. No waiver will be valid or binding upon the parties unless made in writing and signed by a duly authorized officer of each party.

27.	FORCE MAJEURE

27.1.	Except for Licensee’s obligation to make any payments to The Regents hereunder, the parties shall not be responsible for any failure to perform their respective obligations hereunder due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to accidents (environmental, toxic spills, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure or power outages; acts of terrorism; strike; and war.

27.2.	Either party to this Agreement, however, will have the right to terminate this Agreement upon *** days’ prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes specified in Paragraph 27.1 for a period of *** year.

28.	GOVERNING LAWS; VENUE; ATTORNEYS’ FEES

28.1.	This Agreement will be interpreted and construed in accordance with the laws of the State of California, excluding any choice of law rules that would direct the application of the laws of another jurisdiction and without regard to which party drafted particular provisions of this Agreement, but the scope and validity of any patent or patent application within the Patent Rights will be governed by the applicable laws of the country of such patent or patent application.

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28.2.	Any legal action brought by the parties hereto relating to this Agreement will be conducted in San Francisco, California.

28.3.	The prevailing party in any suit related to this Agreement will be entitled to recover its reasonable attorneys’ fees, in addition to its costs and necessary disbursements.

29.	GOVERNMENT APPROVAL OR REGISTRATION

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

30.	COMPLIANCE WITH LAWS

Licensee shall comply with all applicable international, national, state, regional and local laws and regulations in pertaining its obligations hereunder and in its use, manufacture, Sale or import of the Licensed Products, or practice of the Licensed Method. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations. Licensee shall manufacture Licensed Products and practice the Licensed Method in compliance with applicable government importation laws and regulations of a particular country for Licensed Products made outside the particular country in which such Licensed Products are used or Sold.

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31.	CONFIDENTIALITY

31.1.	Licensee and The Regents will treat and maintain the other party’s proprietary business, patent prosecution, software, engineering drawings, process and technical information and other proprietary information, including the negotiated twits of this Agreement and any progress reports and Quarterly Reports (“Proprietary Information”) in confidence using at least the same degree of care as the receiving party uses to protect its own proprietary information of a like nature from the date of disclosure until *** years after the termination or expiration of this Agreement.

31.2.	Licensee and The Regents may use and disclose Proprietary Information to their employees, agents, consultants, contractors and, in the case of Licensee, Joint Ventures, Sublicensees, potential Sublicensees, any potential or actual parties collaborating with Licensee in the research, development, manufacture or marketing of a Licensed Product, and any potential or actual investors in Licensee, provided that such parties are bound by a like duty of confidentiality as that found in this Article 31 (Confidentiality).

Notwithstanding anything to the contrary contained in this Agreement, The Regents may release this Agreement, including any terms contained herein and information regarding Royalties or other income received by The Regents in connection with this Agreement to the inventors, senior administrative officials employed by The Regents and individual Regents and to the senior administrative officials employed by HHMI and individual trustees of HHMI upon their request, provided that each recipient is bound to obligations of confidentiality at least as strict as those contained in this Article 31. In addition, notwithstanding anything to the contrary in this Agreement, if a third party inquires whether a license to Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Articles 2 (Grant) and 4 (Right to Grant Sublicenses) and related definitions to such third party, but will not disclose the name of Licensee or other terms of this Agreement unless Licensee has already made such disclosure publicly.

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31.3.	All written Proprietary Information will be labeled or marked confidential or proprietary. If the Proprietary Information is orally disclosed, it will be reduced to writing or some other physically tangible form, marked and labeled as confidential or proprietary by the disclosing party and delivered to the receiving party within *** days after the oral disclosure.

31.4.	Nothing contained herein will in any way restrict or impair the right of Licensee or The Regents to use or disclose any Proprietary Information:

31.4.1. That recipient can demonstrate by written records was previously known to it prior to its receipt from the disclosing party;

31.4.2. That is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

31.4.3. That recipient can demonstrate by written records was lawfully obtained from sources independent of the disclosing party; or

31.4.4. That The Regents is required to disclose pursuant to the California Public Records Act or other applicable law.

31.5.	Licensee or The Regents also may use or disclose Proprietary Information that is required to be disclosed (a) to a governmental entity or agency in connection with seeking any governmental or regulatory approval, governmental audit, or other governmental contractual requirement or (b) by law, provided that the recipient uses reasonable efforts to give the party owning the Proprietary Information sufficient notice of such required disclosure to allow the party owning the Proprietary Information reasonable opportunity to object to, and to take legal action to prevent, such disclosure.

31.6.	Upon termination of this Agreement, Licensee and The Regents will destroy or return any of the disclosing party’s Proprietary Information in its possession, within *** days following the termination of this Agreement. Licensee and The Regents will provide each other, within *** days following termination, with written certification that such Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of such Proprietary Information for archival purposes in its legal files, for purposes of monitoring compliance with this Article 31.

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32.	MISCELLANEOUS

32.1.	The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

32.2.	This Agreement is not binding on the parties until it has been signed below on behalf of each party. It is then effective as of the Effective Date.

32.3.	No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

32.4.	This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Letter of Intent (UC Control No. ***) dated March 7, 2006 is hereby terminated.

32.5.	In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provisions had never been contained in it.

32.6.	No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than The Regents and Licensee any rights, remedies or other benefits under, or by reason of, this Agreement.

32.7.	In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

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32.8.	HHMI is not a party to this Agreement and has no liability to Licensee, Sublicensees, or users of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement, and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name.

IN WITNESS WHEREOF, both The Regents and Licensee have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

FIVE PRIME THERAPEUTICS, INC.:		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Gail J. Maderis	By:	/s/ Joel B. Kirschbaum
	Gail J. Maderis		Joel B. Kirschbaum, Ph.D.
	President & CEO		Director, UCSF Office of Technology Management

Date:	September 11, 2006	Date:	9/12/06

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APPENDIX A

Part 1: UC Patent Rights

***

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APPENDIX B

EXCLUSIVE LICENSE

FOR

RECEPTORS FOR FIBROBLAST GROWTH FACTORS

UC Case No. ***

CONSENT TO SUBSTITUTION OF PARTY

This substitution of parties (“Agreement”) is effective this              day of             ,             , among the Regents of the University of California (“The Regents”), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 and acting through its Office of Technology Management, University of California San Francisco, 185 Berry Street, Suite 4603, San Francisco, CA 94107; FivePrime Therapeutics Inc. (“FivePrime”), a Delaware corporation, having a principal place of business at 1650 Owens Street, Suite 200, San Francisco, CA 94158 and [new licensee name] [(“YYY”)] a                                               corporation, having a principal place of business at                                                              .

BACKGROUND

A. The Regents and FivePrime entered into an Exclusive License Agreement for UC Case No. *** effective ***, 2006, UC Control No.             , entitled “Receptors for Fibroblast Growth Factors” (“License Agreement”), wherein FivePrime was granted certain rights.

B. FivePrime desires that [YYY] be substituted as [Licensee] (defined in the License Agreement) in place of [XXX], and The Regents is agreeable to such substitution.

C. [YYY] has read the License Agreement and agrees to abide by its terms and conditions.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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The parties agree as follows:

A. [YYY] assumes all liability and obligations under the License Agreement and is bound by all its terms in all respects as if it were the original Licenses of the License Agreement in place of FivePrime.

B. [YYY] is substituted for FivePrime, provided that [YYY] assumes all liability and obligations under the License Agreement as if [YYY] were the original party named as Licensee as of the effective date of the License Agreement.

C. The Regents releases FivePrime from all liability and obligations under the License Agreement arising before or after the effective date of this Agreement.

The parties have executed this Agreement in triplicate originals by their respective authorized offices on the following day and year.

FIVE PRIME THERAPEUTICS, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:		By:

	(Signature)		(Signature)

Name:		Name:

	(Please print)		(Please print)

Title:		Title:

Date:		Date:

[YYY] COMPANY

By:

(Signature)

Name:

(Please print)

Title:

Date:

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APPENDIX C

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made and entered into as of July 18, 2006 (the “Effective Date”), by and between The Regents of the University of California as represented by the University of California, San Francisco through its Office of Technology Management having its principal place of business at 185 Berry Street, Suite 4603, San Francisco, California 94107 (“UCSF”), and Novartis Vaccines and Diagnostics, Inc. (formerly Chiron Corporation), a Delaware corporation having its principal place of business at 4560 Horton Street, Emeryville, California 94608 (“Novartis V&D”).

BACKGROUND

WHEREAS, On April 20, 2006, Chiron Corporation became part of the Novartis group of companies under the name Novartis Vaccines and Diagnostics, Inc. pursuant to a reverse triangular merger. Novartis V&D is a wholly-owned indirect subsidiary of Novartis A.G.

WHEREAS, Novartis V&D is the owner of certain patents covering fibroblast growth factor receptor as further defined below;

WHEREAS, UCSF desires to obtain an exclusive license under such patents; and

WHEREAS, Novartis V&D is willing to grant such a license to UCSF under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.	DEFINITIONS

For the purposes of this Agreement, the following definitions shall apply, and the terms defined herein in plural shall include the singular and vice-versa:

1.1. “Fees” means any and all fees, payments or other consideration (including upfront fees, milestone fees, royalty fees and other compensation).

1.2. “License Fee” has the meaning set forth in Section 3.1.

1.3. “Licensed Patents” means U.S. Patent No. 6,656,728 entitled “Fibroblast Growth Factor Receptor-Immunoglobulin Fusion,” and its foreign counterparts.

1.4. “Licensed Products” means applications of the Licensed Patents, the manufacture, use or sale of which would, but for this license, infringe one or more claims of a Licensed Patent.

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2.	LICENSE GRANT BY NOVARTIS V&D

Subject to the terms hereof, Novartis V&D hereby grants to UCSF a worldwide, exclusive license (with the right to grant sublicenses) under the Licensed Patents to make, have made, use, sell, offer for sale and import Licensed Products.

3.	PAYMENTS TO NOVARTIS V&D

3.1. License Fee. UCSF shall pay Novartis V&D *** percent (***%) of any Fees that UCSF receives from any exploitation of the Licensed Patents or any commercialization of the Licensed Products, including without limitation any Fees that UCSF receives from any sublicense (the “License Fee”). For the avoidance of doubt, the License Fee shall not be prorated for the estimated value of the Licensed Patents if the scope of any Licensed Product or the scope of any sublicense is broader than the rights under the Licensed Patents. UCSF shall make payment of the License Fee to Novartis V&D on a quarterly basis, as of the last day of March, June, September and December, respectively, for the calendar quarter ending on that date. For any calendar quarter in which any License Fee is payable to Novartis V&D, UCSF shall also submit to Novartis V&D, along with the License Fee, a quarterly report setting out Fees that UCSF received and the source(s) for each of such Fees, and if such Fees were derived from a Licensed Product, the Fees received from each Licensed Product by product and country.

3.2. Manner of Payment. All payments hereunder shall be in United States dollars in immediately available funds and shall be made by wire transfer to such bank account as may be designated from time to time by Novartis V&D. UCSF shall also comply with all payment instructions provided by Novartis V&D and complete all payment forms required by Novartis V&D.

3.5. Taxes. Where required to do so by applicable law or treaty, UCSF shall or cause its sublicensees to withhold taxes required to be paid to a taxing authority on account of such income to Novartis V&D, and UCSF shall furnish Novartis V&D with satisfactory evidence of such withholding and payment in order to permit Novartis V&D to obtain a tax credit or other relief as is available under the applicable law or treaty.

4.	RECORDS AND REPORTS

4.1. Records of Payment Obligations. UCSF will keep and maintain proper books and records as are required accurately to determine License Fees payable to Novartis V&D for *** years following the date on which such License Fees were paid or reported. Novartis V&D or its accountant shall have the right, at its own expense, to examine such books and records at reasonable times solely for the purpose of verifying the accuracy of License Fees paid or reported by UCSF. If such examination reveals an underpayment, then UCSF shall promptly make up such underpayment with interest, and, if the underpayment exceeds ***%, UCSF shall bear the cost of the examination.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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4.2. Reports. Within *** days after the close of each fiscal year, UCSF shall provide Novartis V&D with a written report setting forth in reasonable detail the results of its development work with respect to the Licensed Products.

5.	PATENTS

5.1. Infringement. UCSF, at its expense, shall be responsible for prosecuting, maintaining and defending the Licensed Patents, and Novartis V&D, at UCSFs expense, shall reasonably cooperate in any such matter. If a third party sues UCSF for alleged infringement of a third party patent by reason of sale of Licensed Products, UCSF shall have the sole responsibility, at its own expense, to defend all such suits directly or through defense and indemnification by a sublicensee. Novartis V&D shall have no liability with respect to any such third-party patents and UCSF hereby indemnifies Novartis V&D from any costs, expenses, damages, claims or losses, with respect to any claims or causes of action based on such third-party patents which indemnification may be satisfied by indemnification by a sublicensee.

5.2. Patent Matters. In consideration of the licenses granted herein, UCSF shall refrain from any participation in or initiation of any opposition, interference or conflict involving the Licensed Patents.

5.3 Patent Abandonment. UCSF shall not abandon or permit to lapse any Licensed Patent without prior the written consent of Novartis V&D. Should UCSF determine that it no-longer wishes to. maintain any Licensed Patent, UCSF shall notify Novartis V&D in writing promptly, but in no event less than *** days prior to the date on which any required maintenance fee or responsive filing is due (without any extension of time) to the relevant authority for the affected Licensed Patent. In no event shall such notification occur later than the date on which such Licensed Patent is deemed abandoned. Should Novartis V&D wish to resume prosecution, maintenance or defense of such Licensed Patent following notification by UCSF of its intent to abandon the Licensed Patent, UCSF agrees to cooperate with Novartis V&D to enable Novartis V&D to resume prosecution, maintenance and defense of any such Licensed Patent, including without limitation providing documents filed with, or correspondence sent to or received from, the U.S. Patent and Trademark Office or any other relevant authority. The license granted pursuant to Section 2 with respect to any such Licensed Patent shall immediately terminate upon UCSF’s giving of any such notice of its intent to abandon or permit to lapse any such Licensed Patent.

6.	TERM AND TERMINATION

6.1. Term. Unless earlier terminated in accordance with this Section 6, this Agreement and the licenses granted hereunder shall expire on the later of (i) the expiration date of the last to expire of the Licensed Patents, or (ii) the receipt of final payment obligation from all sublicensees.

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6.2. Termination. UCSF may terminate this Agreement at any time upon *** days prior written notice to Novartis V&D. Novartis V&D may terminate this Agreement (including all licenses which may be granted hereunder) by written notice to UCSF if UCSF materially breaches a material provision of this Agreement and has failed to cure or demonstrate the nonexistence of the breach within *** days of receipt of a written notice and demand to cure such breach.

6.3. Effect of Termination. Upon termination of this Agreement, UCSF shall cease all sales of Licensed Products and shall render an accounting to Novartis V&D of any License Fee which may be due, and the sublicenses granted hereunder shall expire. Notwithstanding anything to the contrary, the termination or expiration of this Agreement shall not excuse UCSF from the payment of License Fees in accordance with the payment provisions of Section 3.

7.	NOTICES

Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail addressed as set forth below unless changed by notice so given:

For Novartis V&D:	For UCSF:
Novartis Vaccines and Diagnostics, Inc. 4560 Horton Street Emeryville, California 94608 Attention: General Counsel	Office of Technology Management University of California, San Francisco 185 Berry Street, Suite 4603 San Francisco, CA 94107 Attention: Director
Royalty reports to: Novartis V&D Accounts	RE: UC Case No. ***
Receivable

8.	FORCE MAJEURE

Neither party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible.

9.	USE OF NAMES

Neither party shall use the name of the other in any promotional materials or advertising without the prior written consent of the other.

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10	ASSIGNMENT

UCSF shall have no right to assign this Agreement without the prior written consent of Novartis V&D. Novartis V&D may assign its rights and obligations hereunder upon reasonable notice to UCSF. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties’ permitted assigns, successors in interest and subsidiaries.

11.	WAIVERS AND MODIFICATIONS

The failure of any party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release or amendment of any obligation under this Agreement shall be valid or effective unless in writing and signed by both parties hereto.

12.	NO WARRANTY

The licenses granted hereunder by NOVARTIS V&D are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. NOVARTIS V&D MAKES NO WARRANTY THAT UCSF’S ACTIVITIES UNDER SAID LICENSES WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY. Novartis V&D will not be liable for such infringement, or allegation thereof, nor shall same be an excuse for nonperformance of UCSF’s obligations hereunder. FURTHER, NOVARTIS V&D MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO THE VALIDITY OR ENFORCEABILITY OF ANY LICENSED PATENT OR THE NON-INFRINGEMENT OF ANY LICENSED PRODUCT.

13.	PRODUCT INDEMNITY

UCSF shall indemnify, defend and hold harmless Novartis V&D and its affiliates and their officers and directors for any claim, demand, or injury arising out of any actions of UCSF, or the manufacture, use or sale by UCSF of any Licensed Product which may be satisfied by an indemnity clause in sublicense agreement.

14.	UCSF COVENANTS

UCSF agrees that all of its activities related to its use of the Licensed Patents pursuant to this Agreement shall comply in all material respects with all applicable legal and regulatory requirements. UCSF further agrees that it shall not engage in any activities that would infringe the Licensed Patents and are outside the scope of the License granted hereunder.

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15.	CHOICE OF LAW

This Agreement shall be governed by and shall be construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof.

16.	PROVISIONS CONTRARY TO LAW

In performing this Agreement, the parties shall comply with all applicable laws. Wherever there is any conflict between any provision of this Agreement and any law, the law shall prevail, but in such event the affected provision of this Agreement shall be limited or eliminated only to the extent necessary, and the remainder of this Agreement shall remain in full force and effect. In the event the terms of this Agreement are materially altered as a result of the foregoing, the parties shall renegotiate in good faith the terms of this Agreement to resolve any inequities.

18.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date(s) written below.

NOVARTIS VACCINES AND DIAGNOSTICS, INC.		UNIVERSITY OF CALIFORNIA, SAN FRANCISCO

By	/s/ Jaime Escobedo	By	/s/ Joel B. Kirschbaum
	Signature		Signature

Name: Jaime Escobedo		Name: Joel B. Kirschbaum, Ph.D.
Title: Vice President, Research		Title: Director
UCSF Office of Technology Management

Date:	7/14/06	Date:	8/2/06

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